Exhibit 99.1

eHealth, Inc. Announces Third Quarter 2020 Results

Third Quarter 2020 Overview

•Revenue for the third quarter of 2020 was $94.3 million, a 35% increase compared to $69.9 million for the third quarter of 2019.
•GAAP net loss for the third quarter of 2020 was $14.5 million compared to net loss of $11.0 million for the third quarter of 2019.
•Adjusted EBITDA was $(13.3) million for the third quarter of 2020 compared to $(18.8) million for the third quarter of 2019.
•Net cash provided by operating activities for the third quarter of 2020 was $1.4 million compared to $15.9 million net cash used in operating activities for the third quarter of 2019.

SANTA CLARA, California — October 22, 2020 — eHealth, Inc. (NASDAQ: EHTH), a leading private online health insurance marketplace, announces today its financial results for the third quarter ended September 30, 2020.

Scott Flanders, chief executive officer of eHealth stated, “Our third quarter results reflect strong momentum in our Medicare online enrollments, significant growth in Medicare carrier advertising revenue and an investment in our telesales capacity and technology initiatives ahead of the Medicare Annual Enrollment Period or AEP. We entered the AEP on October 15 from a position of strength and are expecting to generate significant Medicare enrollment growth while reducing our per member acquisition costs – a powerful combination. We are also focused on enrollment quality through our comprehensive member retention program.”

GAAP — Third Quarter of 2020 Results

Revenue — Revenue for the third quarter of 2020 totaled $94.3 million, a 35% increase compared to $69.9 million for the third quarter of 2019. Commission revenue for the third quarter of 2020 totaled $73.5 million, a 23% increase compared to $59.8 million for the third quarter of 2019. Other revenue for the third quarter of 2020 was $20.7 million, a 104% increase compared to $10.2 million for the third quarter of 2019.

Revenue from our Medicare segment was $70.4 million for the third quarter of 2020, a 23% increase compared to $57.2 million for the third quarter of 2019. Revenue from our Individual, Family and Small Business segment was $23.9 million for the third quarter of 2020, an 88% increase compared to $12.7 million for the third quarter of 2019.

Loss from Operations — Loss from operations for the third quarter of 2020 was $20.8 million compared to loss from operations of $20.2 million for the third quarter of 2019.

Pre-Tax Loss — Pre-tax loss for the third quarter of 2020 was $20.9 million compared to pre-tax loss of $19.7 million for the third quarter of 2019.

Benefit from Income Taxes — Benefit from income taxes for the third quarter of 2020 was $6.4 million compared to $8.6 million for the third quarter of 2019.

Net Loss — Net loss for the third quarter of 2020 was $14.5 million, or $0.55 net loss per diluted share, compared to net loss of $11.0 million, or $0.47 net loss per diluted share, for the third quarter of 2019.

Segment Profit (Loss) — Medicare segment loss was $16.0 million for the third quarter of 2020 compared to $11.0 million for the third quarter of 2019. Individual, Family and Small Business segment profit was $18.3 million for the third quarter of 2020, a 387% increase compared to $3.8 million for the third quarter of 2019.

Non-GAAP — Third Quarter of 2020 Results

Non-GAAP Net Loss — Non-GAAP net loss for the third quarter of 2020 was $9.5 million, or $0.36 non-GAAP net loss per diluted share, compared to non-GAAP net loss of $10.1 million, or $0.43 non-GAAP net loss per diluted share, for the third quarter of 2019.

Non-GAAP net loss and non-GAAP net loss per diluted share for the third quarter of 2020 are calculated by excluding $6.3 million of stock-based compensation expense, $0.3 million of amortization of intangible assets and $1.6 million of the income tax effect of these non-GAAP adjustments from GAAP net loss and GAAP net loss per diluted share.

Non-GAAP net loss and non-GAAP net loss per diluted share for the third quarter of 2019 are calculated by excluding $5.5 million of stock-based compensation expense, $5.4 million gain related to the change in fair value of earnout liability related to our acquisition of GoMedigap, $0.5 million of amortization of intangible assets, and $0.3 million of the income tax effect of these non-GAAP adjustments from GAAP net loss and GAAP net loss per diluted share.

Adjusted EBITDA — Adjusted EBITDA was $(13.3) million for the third quarter of 2020 compared to $(18.8) million for the third quarter of 2019. Adjusted EBITDA is calculated by adding stock-based compensation expense, change in fair value of earnout liability related to our acquisition of GoMedigap, depreciation and amortization, amortization of intangible assets, other income, net, and benefit from income taxes to GAAP net loss.

Approved Members, New Paying Members and Estimated Membership

Approved Members — The number of approved members for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Medicare Part D Prescription Drug Plans, was 59,940 in the third quarter of 2020, a 17% increase compared to 51,214 in the third quarter of 2019. The number of approved members for major medical individual and family plan products was 4,372 in the third quarter of 2020, a 37% increase compared to 3,187 in the third quarter of 2019.

New Paying Members — The number of new paying members for all Medicare products was 58,818 in the third quarter of 2020, a 21% increase compared to 48,681 in the third quarter of 2019. The number of new paying members for major medical individual and family plan products was 4,098, a 22% increase compared to 3,367 in the third quarter of 2019. New paying members consist of approved members from the period presented and any periods prior to the period presented from whom we have received an initial commission payment during the period presented.

Estimated Membership — Total estimated membership as of September 30, 2020 was 1,136,714, a 15% increase compared to 991,204 estimated members we reported as of September 30, 2019. Estimated Medicare membership as of September 30, 2020 was 734,403, a 33% increase compared to 551,068 estimated members reported as of September 30, 2019. Estimated major medical individual and family plan membership as of September 30, 2020 was 112,834, a 14% decrease compared to 131,058 estimated members reported as of September 30, 2019.

Cash — Third Quarter of 2020

Cash Flows — Net cash provided by operating activities was $1.4 million for the third quarter of 2020, compared to net cash used in operating activities of $15.9 million for the third quarter of 2019.

GAAP — Year-to-Date Results

Revenue — Revenue for the nine months ended September 30, 2020 totaled $289.5 million, a 42% increase compared to $204.5 million for the nine months ended September 30, 2019. Commission revenue for the nine months ended September 30, 2020 totaled $254.0 million, a 38% increase compared to $184.6 million for the nine months ended September 30, 2019. Other revenue for the nine months ended September 30, 2020 was $35.5 million, a 79% increase compared to $19.9 million for the nine months ended September 30, 2019.

Revenue from our Medicare segment was $246.9 million for the nine months ended September 30, 2020, a 50% increase compared to $164.4 million for the nine months ended September 30, 2019. Revenue from our Individual, Family and Small Business segment was $42.6 million for the nine months ended September 30, 2020, a 6% increase compared to $40.1 million for the nine months ended September 30, 2019.

Loss from Operations — Loss from operations for the nine months ended September 30, 2020 was $26.1 million compared to loss from operations of $41.7 million for the nine months ended September 30, 2019.

Pre-Tax Loss — Pre-tax loss for the nine months ended September 30, 2020 was $25.3 million compared to pre-tax loss of $39.9 million for the nine months ended September 30, 2019.

Benefit from Income Taxes — Benefit from income taxes for the nine months ended September 30, 2020 was $10.9 million compared to $18.0 million for the nine months ended September 30, 2019.

Net Loss — Net loss for the nine months ended September 30, 2020 was $14.4 million, or $0.56 net loss per diluted share, compared to net loss of $21.9 million, or $0.96 net loss per diluted share, for the nine months ended September 30, 2019.

Segment Profit — Medicare segment profit was $19.4 million for the nine months ended September 30, 2020, a 228% increase compared to $5.9 million for the nine months ended September 30, 2019. Individual, Family and Small Business segment profit was $23.5 million for the nine months ended September 30, 2020, a 56% increase, compared to $15.0 million for the nine months ended September 30, 2019.

Non-GAAP — Year-to-Date Results

Non-GAAP Net Income (Loss) — Non-GAAP net income for the nine months ended September 30, 2020 was $2.5 million, or $0.10 non-GAAP net income per diluted share, compared to non-GAAP net loss of $0.6 million, or $0.02 non-GAAP net loss per diluted share, for the nine months ended September 30, 2019.

Non-GAAP net income and non-GAAP net income per diluted share for the nine months ended September 30, 2020 are calculated by excluding $21.7 million of stock-based compensation expense, $1.2 million of amortization of intangible assets and $6.0 million of the income tax effect of these non-GAAP adjustments from GAAP net loss and GAAP net loss per diluted share.

Non-GAAP net loss and non-GAAP net loss per diluted share for the nine months ended September 30, 2019 are calculated by excluding $13.4 million of stock-based compensation expense, $15.1 million of expense for the change in fair value of earnout liability related to our acquisition of GoMedigap, $1.6 million of amortization of intangible assets, and $8.8 million of the income tax effect of these non-GAAP adjustments from GAAP net loss and GAAP net loss per diluted share.

Adjusted EBITDA — Adjusted EBITDA was $(0.5) million for the nine months ended September 30, 2020 compared to $(9.4) million for the nine months ended September 30, 2019. Adjusted EBITDA is calculated by adding stock-based compensation expense, change in fair value of earnout liability related to our acquisition of GoMedigap, depreciation and amortization, amortization of intangible assets, other income, net, and benefit from income taxes to GAAP net loss.

Approved Members and New Paying Members

Approved Members — The number of approved members for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Medicare Part D Prescription Drug Plans, was 221,516 in the nine months ended September 30, 2020, a 37% increase compared to 161,682 in the nine months ended September 30, 2019. The number of approved members for major medical individual and family plan products was 19,047 in the nine months ended September 30, 2020, an 8% increase compared to 17,639 in the nine months ended September 30, 2019.

New Paying Members — The number of new paying members for all Medicare products was 293,033 in the nine months ended September 30, 2020, a 46% increase compared to 200,524 in the nine months ended September 30, 2019. The number of new paying members for major medical individual and family plan products was 26,520 in the nine months ended September 30, 2020, a 5% decrease compared to 27,965 in the nine months ended September 30, 2019. New paying members consist of approved members from the period presented and any periods prior to the period presented from whom we have received an initial commission payment during the period presented.

Cash — Year-to-Date Results

Cash Flows — Net cash used in operating activities was $11.0 million for the nine months ended September 30, 2020, compared to net cash used in operating activities of $14.7 million for the nine months ended September 30, 2019.

2020 Guidance

Based on information available as of October 22, 2020, eHealth is reaffirming its guidance for the full year ending December 31, 2020 previously provided on July 23, 2020. These expectations are forward-looking statements and eHealth assumes no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

The following is the guidance for the full year ending December 31, 2020:

•Total revenue is expected to be in the range of $630.0 million to $670.0 million. Revenue from the Medicare segment is expected to be in the range of $583.0 million to $619.0 million. Revenue from the Individual, Family and Small Business segment is expected to be in the range of $47.0 million to $51.0 million.

•GAAP net income is expected to be in the range of $79.0 million to $94.0 million.

•Adjusted EBITDA(a) is expected to be in the range of $140.0 million to $155.0 million.

•Medicare segment profit(b) is expected to be in the range of $176.0 million to $193.0 million. Individual, Family and Small Business segment profit is expected to be in the range of $17.0 million to $18.0 million.

•Corporate(c) shared service expenses, excluding stock-based compensation and depreciation and amortization, is expected to be in the range of $53.0 million to $56.0 million.

•Cash used in operations is expected to be in the range of $85.0 million to $95.0 million, and cash used for capital expenditures is expected to be in the range of $23.0 million to $25.0 million.

•GAAP net income per diluted share is expected to be in the range of $2.91 to $3.47.

•Non-GAAP net income per diluted share(d) is expected to be in the range of $3.83 to $4.32.

(a)	Adjusted EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization, amortization of intangible assets, other income, net, and provision (benefit) for income taxes to GAAP net income (loss).
(b)	Segment profit (loss) is calculated as revenue for the applicable segment less marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses, excluding stock-based compensation expense, change in fair value of earnout liability, depreciation and amortization, and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect marketing and advertising, customer care and enrollment and technology and content operating expenses, excluding stock-based compensation expense, depreciation and amortization, and amortization of intangible assets, allocated to the applicable segment based on usage.
(c)	Corporate consists of other indirect general and administrative operating expenses, excluding stock-based compensation expense and depreciation and amortization, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments.
(d)	Non-GAAP net income per diluted share is calculated by adding stock-based compensation expense per diluted share, amortization of intangible assets per diluted share and the income tax effect of non-GAAP adjustments to GAAP net income per diluted share.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, October 22, 2020 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time. The live Webcast and supporting presentation slides will be available on the Investor Relations section of eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing (877) 930-8066 for domestic callers and (253) 336-8042 for international callers. The participant passcode is 8351208. A telephone replay will be available two hours following the conclusion of the call for a period of seven days and can be accessed by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The call ID for the replay is 8351208. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates a leading health insurance marketplace at eHealth.com and eHealthMedicare.com with technology that provides consumers with health insurance enrollment solutions. Since 1997, we have connected more than 8 million members with quality, affordable health insurance, Medicare options, and ancillary plans. Our proprietary marketplace offers Medicare Advantage, Medicare Supplement, Medicare Part D prescription drug, individual, family, small business and other plans from over 180 health insurance carriers across fifty states and the District of Columbia.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expected Medicare enrollment growth, cost of acquisition per member, our member retention program, our estimates regarding total membership, Medicare membership, Individual and Family plan membership and ancillary and small business membership, our estimates regarding constrained lifetime values of commissions per member and constraints on lifetime value by product category, and our guidance for the full year ending December 31, 2020, including our guidance for total revenue and revenue from our Medicare segment and our Individual, Family and Small Business segment, GAAP net income, Adjusted EBITDA, profit from our Medicare segment and our Individual, Family and Small Business segment, Corporate shared service expense, cash used in operations and cash used for capital expenditures, and GAAP net income per diluted share and non-GAAP net income per diluted share.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by the Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period and a COVID-19 related or other special enrollment period; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership and lifetime value of commissions; changes in product offerings among carriers on our ecommerce platform and the resulting impact on our commission revenue; our ability to execute on our growth strategy in the Medicare market; the continued impact of the COVID-19 pandemic on our operations, business, financial condition and growth prospects, as well as on the general economy; changes in our management and key employees; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; reliance on marketing partners; the impact of our direct-to-consumer email, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; our ability to successfully make and integrate acquisitions; dependence on our operations in China; the restrictions in our debt obligations; compliance with insurance and other laws and regulations; the outcome of litigation in which we are involved; and the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with non-GAAP financial measures, including non-GAAP net income (loss); non-GAAP net income (loss) per diluted share; and adjusted EBITDA.

•Non-GAAP net income (loss) consists of GAAP net income (loss) excluding the following items:
◦the effects of expensing stock-based compensation related to stock options and restricted stock units,
◦change in fair value of earnout liability,
◦amortization of intangible assets, and
◦the income tax impact of non-GAAP adjustments.

•Non-GAAP net income (loss) per diluted share consists of GAAP net income (loss) per diluted share excluding the following items:
◦the effects of expensing stock-based compensation related to stock options and restricted stock units per diluted share,
◦change in fair value of earnout liability per diluted share,
◦amortization of intangible assets per diluted share, and
◦the income tax impact of non-GAAP adjustments per diluted share.

•Adjusted EBITDA is calculated by adding stock-based compensation expense, change in fair value of earnout liability, depreciation and amortization, amortization of intangible assets, other income, net and provision (benefit) for income taxes to GAAP net income (loss).

eHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income (loss) and GAAP net income (loss) per diluted share and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact

Kate Sidorovich, CFA
Vice President, Investor Relations
2625 Augustine Drive, Second Floor
Santa Clara, CA, 95054
650-210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com
(Tables to Follow)

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$87,833	$23,466
Short-term marketable securities	108,637	—
Accounts receivable	3,854	2,332
Contract assets – commissions receivable – current	158,773	174,526
Prepaid expenses and other current assets	19,335	7,822
Total current assets	378,432	208,146
Contract assets – commissions receivable – non-current	445,572	414,696
Property and equipment, net	14,488	10,518
Long-term marketable securities	1,294	—
Operating lease right-of-use assets	43,886	36,621
Restricted cash	3,354	3,354
Other assets	24,790	18,004
Intangible assets, net	8,856	10,062
Goodwill	40,233	40,233
Total assets	$960,905	$741,634
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,439	$24,554
Accrued compensation and benefits	22,140	29,578
Accrued marketing expenses	6,592	12,041
Earnout liability – current	—	37,273
Lease liabilities – current	5,111	4,759
Deferred revenue	26,471	2,570
Other current liabilities	4,731	2,210
Total current liabilities	86,484	112,985
Deferred income taxes – non-current	52,782	64,130
Lease liabilities – non-current	42,400	34,305
Other non-current liabilities	3,553	3,050
Stockholders’ equity:
Common stock	38	35
Additional paid-in capital	719,104	455,159
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	256,282	271,852
Accumulated other comprehensive income	260	116
Total stockholders’ equity	775,686	527,164
Total liabilities and stockholders’ equity	$960,905	$741,634

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Commission	$73,544	$59,762	$253,986	$184,595
Other	20,740	10,151	35,472	19,858
Total revenue	94,284	69,913	289,458	204,453
Operating costs and expenses:
Cost of revenue	482	410	2,160	782
Marketing and advertising	33,405	25,812	104,042	72,857
Customer care and enrollment	43,342	40,144	101,025	81,567
Technology and content	17,673	12,033	46,786	31,487
General and administrative	19,942	16,608	60,308	42,748
Amortization of intangible assets	287	547	1,207	1,641
Change in fair value of earnout liability	—	(5,400)	—	15,106
Total operating costs and expenses	115,131	90,154	315,528	246,188
Loss from operations	(20,847)	(20,241)	(26,070)	(41,735)
Other income, net	(101)	568	724	1,824
Loss before benefit from income taxes	(20,948)	(19,673)	(25,346)	(39,911)
Benefit from income taxes	(6,443)	(8,649)	(10,923)	(17,974)
Net loss	$(14,505)	$(11,024)	$(14,423)	$(21,937)

Net loss per share:
Basic and diluted	$(0.55)	$(0.47)	$(0.56)	$(0.96)
Weighted-average number of shares used in per share amounts:
Basic and diluted	26,487	23,493	25,838	22,840

(1) Includes stock-based compensation as follows:
Marketing and advertising	$1,869	$872	$5,138	$2,212
Customer care and enrollment	527	369	1,762	927
Technology and content	1,430	729	2,965	1,946
General and administrative	2,506	3,540	11,857	8,332
Total stock-based compensation expense	$6,332	$5,510	$21,722	$13,417

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating activities:
Net loss	$(14,505)	$(11,024)	$(14,423)	$(21,937)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	923	765	2,604	2,153
Amortization of internally developed software	2,072	930	5,307	2,443
Amortization of intangible assets	287	547	1,207	1,641
Stock-based compensation expense	6,332	5,510	21,722	13,417
Deferred income taxes	(6,462)	(8,631)	(10,982)	(18,166)
Change in fair value of earnout liability	—	(5,400)	—	15,106
Other non-cash items	175	112	421	(936)
Changes in operating assets and liabilities:
Accounts receivable	(1,130)	377	(1,522)	2,920
Contract assets – commissions receivable	(21,614)	(16,321)	(16,772)	(11,878)
Prepaid expenses and other assets	(8,367)	(6,650)	(9,398)	(9,346)
Accounts payable	14,286	13,008	(3,196)	13,155
Accrued compensation and benefits	344	2,874	(7,438)	(2,624)
Accrued marketing expenses	1,879	415	(5,449)	(6,927)
Deferred revenue	26,374	8,325	23,901	8,207
Accrued expenses and other liabilities	845	(776)	3,059	(1,942)
Net cash provided by (used in) operating activities	1,439	(15,939)	(10,959)	(14,714)
Investing activities:
Capitalized internal-use software and website development costs	(4,473)	(2,923)	(12,082)	(6,356)
Purchases of property and equipment and other assets	(1,790)	(1,830)	(6,454)	(5,616)
Purchases of marketable securities	(32,959)	—	(180,505)	—
Proceeds from redemption and maturities of marketable securities	57,500	—	70,750	—
Payments for security deposits	—	824	—	(72)
Net cash provided by (used in) investing activities	18,278	(3,929)	(128,291)	(12,044)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	—	—	228,024	126,051
Net proceeds from exercise of common stock options	263	1,913	1,577	5,168
Repurchase of shares to satisfy employee tax withholding obligations	(9,014)	(8,059)	(17,174)	(11,511)
Repayment of debt	—	—	—	(5,000)
Acquisition-related contingent payments	—	—	(8,751)	(9,542)
Principal payments in connection with leases	(38)	(31)	(121)	(81)
Net cash provided by (used in) financing activities	(8,789)	(6,177)	203,555	105,085
Effect of exchange rate changes on cash, cash equivalents and restricted cash	63	(21)	62	8
Net increase (decrease) in cash, cash equivalents and restricted cash	10,991	(26,066)	64,367	78,335
Cash, cash equivalents and restricted cash at beginning of period	80,196	117,490	26,820	13,089
Cash, cash equivalents and restricted cash at end of period	$91,187	$91,424	$91,187	$91,424

EHEALTH, INC.
SEGMENT INFORMATION
(In thousands, unaudited)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2020	2019		2020	2019
Revenue:
Medicare (1)	$70,361	$57,189	23%	$246,891	$164,357	50%
Individual, Family and Small Business (2)	23,923	12,724	88%	42,567	40,096	6%
Total revenue	$94,284	$69,913	35%	$289,458	$204,453	42%

Segment profit (loss):
Medicare segment profit (loss) (3)	$(16,010)	$(11,004)	45%	$19,380	$5,917	228%
Individual, Family and Small Business segment profit (3)	18,286	3,753	387%	23,459	15,045	56%
Total segment profit (loss)	2,276	(7,251)	(131)%	42,839	20,962	104%
Corporate (4)	(15,581)	(11,568)	35%	(43,376)	(30,380)	43%
Stock-based compensation expense	(6,332)	(5,510)	15%	(21,722)	(13,417)	62%
Change in fair value of earnout liability	—	5,400	(100)%	—	(15,106)	(100)%
Depreciation and amortization	(923)	(765)	21%	(2,604)	(2,153)	21%
Amortization of intangible assets	(287)	(547)	(48)%	(1,207)	(1,641)	(26)%
Other income, net	(101)	568	(118)%	724	1,824	(60)%
Loss before benefit from income taxes	$(20,948)	$(19,673)	6%	$(25,346)	$(39,911)	(36)%

Segment Information

We evaluate our business performance and manage our operations as two distinct reporting segments:
•Medicare; and
•Individual, Family and Small Business.

(1)
The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible customers, including but not limited to, dental and vision plans, as well as our advertising program that allows Medicare-related carriers to purchase advertising on a separate website developed, hosted and maintained by us and our delivery and sale to third parties of Medicare-related health insurance leads generated by our ecommerce platforms and our marketing activities.

(2)
The Individual, Family and Small Business segment consists primarily of amounts earned from our sale of individual, family and small business health insurance plans and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, and short-term insurance. To a lesser extent, the Individual, Family and Small Business segment consists of amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website, our licensing to third parties the use of our health insurance ecommerce technology, and our delivery and sale to third parties of individual and family health insurance leads generated by our ecommerce platforms and our marketing activities.

(3)	Segment profit (loss) is calculated as revenue for the applicable segment less marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses, excluding stock-based compensation expense, change in fair value of earnout liability, depreciation and amortization, and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect marketing and advertising, customer care and enrollment and technology and content operating expenses, excluding stock-based compensation expense, depreciation and amortization, and amortization of intangible assets, allocated to the applicable segment based on usage.
(4)
Corporate consists of other indirect general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, which are managed in a corporate shared services environment and, because they are not the responsibility of segment operating management, are not allocated to the reportable segments.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
COMMISSION REVENUE BY PRODUCT
(In thousands, unaudited)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2020	2019		2020	2019
Medicare:
Medicare Advantage	$41,901	$36,735	14%	$168,834	$113,185	49%
Medicare Supplement	7,321	8,229	(11)%	32,384	25,082	29%
Medicare Part D	329	1,805	(82)%	7,148	5,906	21%
Total Medicare	49,551	46,769	6%	208,366	144,173	45%
Individual and Family: (1)
Non-Qualified Health Plans	9,915	3,146	215%	12,585	11,592	9%
Qualified Health Plans	1,466	839	75%	3,559	4,900	(27)%
Total Individual and Family	11,381	3,985	186%	16,144	16,492	(2)%
Ancillaries:
Short-term	2,438	3,151	(23)%	6,724	7,162	(6)%
Dental	4,452	1,420	214%	5,791	3,138	85%
Vision	1,798	537	235%	2,228	1,294	72%
Other	847	1,104	(23)%	2,693	2,778	(3)%
Total Ancillaries	9,535	6,212	53%	17,436	14,372	21%
Small Business	1,723	1,938	(11)%	6,975	6,576	6%
Commission Bonus	1,354	858	58%	5,065	2,982	70%
Total Commission Revenue	$73,544	$59,762	23%	$253,986	$184,595	38%

(1)
We define our individual and family plan offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans. Individual and family health insurance plans include both qualified and non-qualified plans. Qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are offered through the government-run health insurance exchange in the relevant jurisdiction. Non-qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are not offered through the exchange in the relevant jurisdiction. Individuals that purchase non-qualified health plans cannot receive a subsidy in connection with the purchase of those plans.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
COMMISSION REVENUE SUMMARY
(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Medicare:
Commission Revenue from Members Approved During the Period (1)	$52,040	$43,888	$205,330	$141,898
Net Commission Revenue from Members Approved in Prior Periods (2)	(698)	3,813	8,966	5,226
Total Medicare Segment Commission Revenue	$51,342	$47,701	$214,296	$147,124
Individual, Family and Small Business:
Commission Revenue from Members Approved During the Period (1)	$4,012	$4,392	$14,170	$14,403
Net Commission Revenue from Members Approved in Prior Periods (2)	18,190	7,669	25,520	23,068
Total Individual, Family and Small Business Segment Commission Revenue	$22,202	$12,061	$39,690	$37,471
Total Commission Revenue	$73,544	$59,762	$253,986	$184,595

________

(1)     These amounts include commission bonus revenue.
(2)     These amounts reflect our revised estimates of cash collections for certain members approved prior to the relevant reporting period that are recognized as adjustments to revenue within the relevant reporting period. These amounts include revenue associated with renewing small business health insurance members.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
APPROVED MEMBERS
(Unaudited)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2020	2019		2020	2019
Medicare:
Medicare Advantage	44,999	35,171	28%	170,374	112,488	51%
Medicare Supplement	7,456	9,110	(18)%	27,088	26,510	2%
Medicare Part D	7,485	6,933	8%	24,054	22,684	6%
Total Medicare	59,940	51,214	17%	221,516	161,682	37%
Individual and Family:
Non-Qualified Health Plans	2,665	2,245	19%	10,283	10,250	—%
Qualified Health Plans	1,707	942	81%	8,764	7,389	19%
Total Individual and Family	4,372	3,187	37%	19,047	17,639	8%
Ancillaries:
Short-term	9,784	15,630	(37)%	31,368	44,691	(30)%
Dental	10,136	9,487	7%	27,568	32,021	(14)%
Vision	3,806	4,265	(11)%	12,071	15,108	(20)%
Other	2,991	6,296	(52)%	11,262	17,654	(36)%
Total Ancillaries	26,717	35,678	(25)%	82,269	109,474	(25)%
Small Business	3,473	2,871	21%	10,194	10,368	(2)%
Total Approved Members	94,502	92,950	2%	333,026	299,163	11%

Approved Members
Approved members consist of the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the period presented. Approved members may not pay for their plan and become paying members.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
NEW PAYING MEMBERS
(Unaudited)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2020	2019		2020	2019
Medicare:
Medicare Advantage	44,528	33,974	31%	188,059	119,627	57%
Medicare Supplement	6,912	7,833	(12)%	26,386	25,127	5%
Medicare Part D	7,378	6,874	7%	78,588	55,770	41%
Total Medicare	58,818	48,681	21%	293,033	200,524	46%
Individual and Family:
Non-Qualified Health Plans	2,550	2,350	9%	15,920	18,541	(14)%
Qualified Health Plans	1,548	1,017	52%	10,600	9,424	12%
Total Individual and Family	4,098	3,367	22%	26,520	27,965	(5)%
Ancillaries:
Short-term	10,461	15,632	(33)%	32,293	49,446	(35)%
Dental	9,500	9,217	3%	26,848	32,751	(18)%
Vision	3,953	4,009	(1)%	13,170	17,458	(25)%
Other	3,502	6,265	(44)%	11,289	17,457	(35)%
Total Ancillaries	27,416	35,123	(22)%	83,600	117,112	(29)%
Small Business	3,518	2,946	19%	11,812	13,606	(13)%
Total New Paying Members	93,850	90,117	4%	414,965	359,207	16%

New Paying Members

New paying members consist of approved members from the period presented and any periods prior to the period presented from whom we have received an initial commission payment during the period presented.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP
(Unaudited)

	As of September 30,		% Change
	2020	2019
Medicare: (1)
Medicare Advantage	421,237	309,180	36%
Medicare Supplement	96,525	85,821	12%
Medicare Part D	216,641	156,067	39%
Total Medicare	734,403	551,068	33%
Individual and Family (2)	112,834	131,058	(14)%
Ancillaries: (3)
Short-term	24,105	24,167	—%
Dental	116,846	131,409	(11)%
Vision	67,944	72,765	(7)%
Other	36,158	36,014	—%
Total Ancillaries	245,053	264,355	(7)%
Small Business (4)	44,424	44,723	(1)%
Total Estimated Membership	1,136,714	991,204	15%
_________
(1)    To estimate the number of members on Medicare-related health insurance plans, we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation.
(2)    To estimate the number of members on Individual and Family health insurance plans ("IFP"), we take the sum of (i) the number of IFP members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation.
(3)    To estimate the number of members on ancillary health insurance plans (such as short-term, dental and vision insurance), we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. The one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.
(4)    To estimate the number of members on small business health insurance plans, we use the number of initial members at the time the group was approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.

Estimated Membership
Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the month of estimation.
Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.

After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. As a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions on our membership retention. Healthcare reform and its impacts as well as other factors could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINED LIFETIME VALUE OF
COMMISSIONS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended September 30,		% Change
	2020	2019
Medicare:
Medicare Advantage (1)	$898	$923	(3)%
Medicare Supplement (1)	$1,071	$951	13%
Medicare Part D (1)	$245	$265	(8)%
Individual and Family:
Non-Qualified Health Plans (1)	$188	$173	9%
Qualified Health Plans (1)	$244	$165	48%
Ancillaries:
Short-term (1)	$149	$112	33%
Dental (1)	$84	$65	29%
Vision (1)	$54	$45	20%
Small Business (2)	$142	$168	(15)%

Constrained Lifetime Value of Commissions Per Approved Member
(1)    Constrained lifetime value (“LTV”) of commissions per approved member represents commissions estimated to be collected over the estimated life of an approved member’s policy after applying constraints in accordance with our revenue recognition policy. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship. These factors may result in varying values from period to period.
(2)    For small business, the amount represents the estimated commissions we expect to collect from the plan over the following twelve months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship and applied constraints. These factors may result in varying values from period to period.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINTS ON LIFETIME VALUE
OF COMMISSIONS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended September 30,
	2020	2019
Medicare:
Medicare Advantage	7%	7%
Medicare Supplement	5%	5%
Medicare Part D	5%	5%
Individual and Family:
Non-Qualified Health Plans	15%	15%
Qualified Health Plans	4%	20%
Ancillaries
Short-term	20%	—%
Dental	7%	10%
Vision	5%	10%
Other	10%	10%
Small Business	—%	—%

Constraints on Lifetime Value of Commissions Per Approved Member

Constraints are applied to derive LTV of commissions per approved member for revenue recognition in accordance with our revenue recognition policy. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. We evaluate constraints on a quarterly basis for factors affecting our estimate of LTV of commissions per approved member and apply management judgment to determine the constraints based on current trends impacting our business.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
EXPENSE METRICS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended September 30,		% Change
	2020	2019
Medicare:
Estimated customer care and enrollment ("CC&E") cost per approved Medicare Advantage ("MA")-equivalent approved member (1)	$759	$819	(7)%
Estimated variable marketing cost per MA-equivalent approved member (1)	422	381	11%
Total Medicare estimated cost per approved member	$1,181	$1,200	(2)%
Individual and Family Plan ("IFP"):
Estimated CC&E cost per IFP-equivalent approved member (2)	$137	$167	(18)%
Estimated variable marketing cost per IFP-equivalent approved member (2)	79	80	(1)%
Total IFP estimated cost per approved member	$216	$247	(13)%
_____________
(1)MA-equivalent approved members is a derived metric with a Medicare Part D approved member being weighted at 25% of a Medicare Advantage member and a Medicare Supplement member based on their relative LTVs at the time of our adoption of Accounting Standards Codification 606 – Revenue from Contracts with Customers (“ASC 606”). We calculate the number of approved MA-equivalent members by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the period presented.
(2)IFP-equivalent approved members is a derived metric with a short-term approved member being weighted at 33% of a major medical individual and family health insurance plan member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of approved IFP-equivalent members by adding the total number of approved qualified and non-qualified health plan members and 33% of the total number of short-term approved members during the period presented.

Expense Metrics Per Approved Member

Marketing initiatives are an important component of our strategy to increase revenue and are primarily designed to encourage consumers to complete an application for health insurance. Variable marketing cost represents direct costs incurred in member acquisition from our direct, marketing partners and online advertising channels. In addition, we incur customer care and enrollment expenses in assisting applicants during the enrollment process.

The numerator used to calculate each metric is the portion of the respective operating expenses for marketing and advertising and customer care and enrollment that is directly related to member acquisition for our sale of Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”) and for all IFP plans including individual and family plans and short-term health insurance (collectively, the “IFP Plans”), respectively. The denominator used to calculate each metric is based on a derived metric that represents the relative value of the new members acquired. For Medicare Plans, we call this derived metric Medicare Advantage (“MA”)-equivalent members, and for IFP Plans, we call this derived metric IFP-equivalent members. The calculations for MA-equivalent members and for IFP-equivalent members are based on the weighted number of approved members for Medicare Plans and IFP Plans during the period, with the number of approved members adjusted based on the relative LTV of the product they are purchasing. Since the LTV for any product fluctuates from period to period, the weight given to each product was determined based on their relative LTVs at the time of our adoption of ASC 606.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP net loss	$(14,505)	$(11,024)	$(14,423)	$(21,937)
Stock-based compensation expense (1)	6,332	5,510	21,722	13,417
Change in fair value of earnout liability (2)	—	(5,400)	—	15,106
Amortization of intangible assets (3)	287	547	1,207	1,641
Tax effect of non-GAAP adjustments (4)	(1,628)	312	(5,966)	(8,782)
Non-GAAP net income (loss)	$(9,514)	$(10,055)	$2,540	$(555)

GAAP net loss per diluted share	$(0.55)	$(0.47)	$(0.56)	$(0.96)
Stock-based compensation expense (1)	0.24	0.23	0.84	0.59
Change in fair value of earnout liability (2)	—	(0.23)	—	0.66
Amortization of intangible assets (3)	0.01	0.02	0.05	0.07
Tax effect of non-GAAP adjustments (4)	(0.06)	0.02	(0.23)	(0.38)
Non-GAAP net income (loss) per diluted share	$(0.36)	$(0.43)	$0.10	$(0.02)

GAAP net loss	$(14,505)	$(11,024)	$(14,423)	$(21,937)
Stock-based compensation expense (1)	6,332	5,510	21,722	13,417
Change in fair value of earnout liability (2)	—	(5,400)	—	15,106
Depreciation and amortization (5)	923	765	2,604	2,153
Amortization of intangible assets (3)	287	547	1,207	1,641
Other income, net (6)	101	(568)	(724)	(1,824)
Benefit from income taxes (7)	(6,443)	(8,649)	(10,923)	(17,974)
Adjusted EBITDA	$(13,305)	$(18,819)	$(537)	$(9,418)

Explanation of Adjustments

(1)
Non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA exclude the effect of expensing stock-based compensation related to stock options and restricted stock units.

(2)
Non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA exclude the change in fair value of earnout liability related to the acquisition of GoMedigap, which was completed in January 2018.

(3)	Non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA exclude amortization of intangible assets.
(4)	Non-GAAP net income (loss), non-GAAP net income (loss) per diluted share exclude the tax effect of non-GAAP adjustments.
(5)	Adjusted EBITDA excludes depreciation and amortization.
(6)	Adjusted EBITDA excludes other income, net.
(7)	Adjusted EBITDA excludes benefit from income taxes.

EHEALTH, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GUIDANCE
(In millions, except per share amounts, unaudited)

	Year Ending December 31, 2020
	Low	High
GAAP net income	$79.0	$94.0
Stock-based compensation expense	31.0	29.0
Amortization of intangible assets	1.5	1.5
Tax effect of non-GAAP adjustments	(7.8)	(7.3)
Non-GAAP net income (1)	$103.7	$117.2

GAAP net income per diluted share	$2.91	$3.47
Stock-based compensation expense	1.14	1.07
Amortization of intangible assets	0.06	0.06
Tax effect of non-GAAP adjustments	(0.28)	(0.28)
Non-GAAP net income per diluted share (2)	$3.83	$4.32

GAAP net income	$79.0	$94.0
Stock-based compensation expense	31.0	29.0
Depreciation and amortization	5.0	4.0
Amortization of intangible assets	1.5	1.5
Other income, net	(1.5)	(2.5)
Provision for income taxes	25.0	29.0
Adjusted EBITDA (3)	$140.0	$155.0

Explanation of Adjustments

(1)	Non-GAAP net income is calculated by adding stock-based compensation expense, amortization of intangible assets, and the income tax effect of non-GAAP adjustments to GAAP net income.
(2)
Non-GAAP net income per diluted share is calculated by adding stock-based compensation expense per diluted share, amortization of intangible assets per diluted share, and the income tax effect of non-GAAP adjustments per diluted share to GAAP net income per diluted share.

(3)
Adjusted EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization, amortization of intangible assets, other income, net, and provision for income taxes to GAAP net income.